AMENDED AND RESTATED BYLAWS
OF
EXPRESS, INC.
A Delaware corporation
(Adopted as of January 23, 2023)
ARTICLE I
OFFICES
Section 1. Offices. Express, Inc. (the “Corporation”) may have an office or offices other than its registered office at such place or places, either within or outside the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 1. Place of Meetings. The Board of Directors may designate a place, if any, either within or outside the State of Delaware, as the place of meeting for any annual meeting or for any special meeting. The Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but shall instead be held solely by means of remote communication in accordance with Section 211(a) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”).
Section 2. Annual Meeting. An annual meeting of the stockholders shall be held each year at such time as is specified by the Board of Directors. At the annual meeting, stockholders shall elect directors to succeed those whose terms expire and transact such other business as properly may be brought before the annual meeting pursuant to Section 11 of ARTICLE II.
Section 3. Special Meetings. Special meetings of the stockholders may only be called in the manner provided in the Corporation’s certificate of incorporation as then in effect (the “Certificate of Incorporation”). Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
Section 4. Notice of Meetings. Notice of the place, if any, date, and time of all meetings of the stockholders, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given, not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the DGCL or the Certificate of Incorporation).
(a) Form of Notice. All such notices shall be delivered in writing or by a form of electronic transmission if receipt thereof has been consented to by the stockholder to whom the notice is given. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation. If given by facsimile telecommunication, such notice shall be deemed given when directed to a number at which the stockholder has consented to receive notice by facsimile. Subject to the limitations of Section 4(c) of this ARTICLE II, if given by electronic transmission, such notice shall be deemed to be delivered: (i) by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (ii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (x) such posting and (y) the giving of such separate notice; and (iii) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary or an assistant secretary of the Corporation, the transfer agent of the Corporation or any other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
(b) Waiver of Notice. Whenever notice is required to be given under any provisions of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the stockholder entitled to notice, or a waiver by electronic transmission by the person or entity entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders of the Corporation need be specified in any waiver of notice of such meeting. Attendance of a stockholder of the Corporation at a meeting of such stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
(c) Notice by Electronic Delivery. Without limiting the manner by which notice otherwise may be given effectively to stockholders of the Corporation pursuant to the DGCL, the Certificate of Incorporation or these Bylaws, any notice to stockholders of the Corporation given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder of the Corporation to whom the notice is given. Any such consent shall be deemed revoked if: (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent; and (ii) such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice. However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. For purposes of these Bylaws, except as otherwise limited by applicable law, the term “electronic transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such recipient through an automated process.
Section 5. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make available, no later than the tenth (10th) day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in his or her name. Nothing contained in this section shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.
Section 6. Quorum. The holders of a majority of the outstanding voting power of capital stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by the DGCL or by the Certificate of Incorporation. If a quorum is not present, the chairman of the meeting or the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote at the meeting may adjourn the meeting to another time and/or place. When a specified item of business requires a vote by a class or series (if the Corporation shall then have outstanding shares of more than one class or series) voting as a class or series, the holders of a majority of the voting power of such class or series shall constitute a quorum (as to such class or series) for the transaction of such item of business.
Section 7. Adjourned Meetings. When a meeting is adjourned or recessed, notice need not be given of the adjourned or recessed meeting (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) if the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person or represented by proxy and vote at such adjourned or recessed meeting, are (i) announced at the meeting at which the adjournment or recess is taken, (ii) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with these Bylaws. At the adjourned or recessed meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment or recess is for more than thirty (30) days, a notice of the adjourned or recessed meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment or recess a new record date for stockholders entitled to vote is fixed for the adjourned or recessed meeting, the Board of Directors shall fix a new record date for notice of such adjourned or recessed meeting, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and, except as otherwise required by law, shall not be more than sixty (60) days nor less than ten (10) days before the date of such adjourned or recessed meeting, and shall give notice of the adjourned or recessed meeting to each stockholder of record entitled to vote at such adjourned or recessed meeting as of the record date fixed for notice of such adjourned or recessed meeting.

Section 8. Vote Required.
(a) In General. When a quorum is present, the affirmative vote of the majority of voting power of capital stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless by express provisions of an applicable law, the rules of any stock exchange upon which the Corporation’s securities are listed, or the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.
(b) Election of Directors. When a quorum is present, a nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for the election to the Board of Directors that purports to be in compliance with the advance notice requirements for stockholder nominees for director set forth in Section 11 of ARTICLE II of these Bylaws, irrespective of whether the Board of Directors at any time determines that any such notice is not in compliance with such requirement and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.
Section 9. Voting Rights. Except as otherwise provided by the DGCL, the Certificate of Incorporation, the certificate of designation relating to any outstanding class or series of preferred stock or these Bylaws, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock held by such stockholder.
Section 10. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.
Section 11. Advance Notice of Stockholder Business and Director Nominations.
(a) Business at Annual Meetings of Stockholders.
(i) Only such business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and is governed exclusively by Section 11(b) of ARTICLE II) shall be conducted at an annual meeting of the stockholders as shall have been brought before the meeting (A) as specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) by or at the direction of the Board of Directors, or (C) by any stockholder of the Corporation who (1) was a stockholder of record at the time of giving of notice provided for in Section 11(a) of ARTICLE II and through the time of the meeting, (2) is entitled to vote at the meeting and (3) complies with the notice procedures set forth in Section 11(a) of ARTICLE II. For the avoidance of doubt, the foregoing clause (C) of this Section 11(a)(i) of ARTICLE II shall be the exclusive means for a stockholder to propose such business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) before an annual meeting of stockholders.
(ii) For any business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and is governed exclusively by Section 11(b) of ARTICLE II) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form as described in Section 11(a)(iii) of ARTICLE II to the Secretary; any such proposed business must be a proper matter for stockholder action and the stockholder and the Stockholder Associated Person (as defined in Section 11(e) of ARTICLE II) must have acted in accordance with the representations set forth in the Solicitation Statement (as defined in Section 11(a)(iii) of ARTICLE II) required by these Bylaws. To be timely, a stockholder’s notice for such business must be received by the Secretary at the principal executive offices of the Corporation in proper written form not less than ninety (90) days and not more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date, or if no annual meeting was held in the preceding year, such stockholder’s notice must be received not earlier than the one hundred twentieth (120th) day prior to such annual meeting and by the later of (A) the tenth (10th) day following the day the Public Announcement (as defined in Section 11(e) of ARTICLE II) of the date of the annual meeting is first made by the Corporation and (B) the date which is ninety (90) days prior to the date of the annual meeting. In no event shall any adjournment, recess, judicial stay, rescheduling, deferral or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notices delivered pursuant to Section 11(a) of ARTICLE II) will be deemed received on any given day if received prior to the Close of Business on such day.
(iii) To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter of business the stockholder proposes to bring before the annual meeting:
(A) a brief description of the business desired to be brought before the annual meeting, the full text of the proposal or business (including the full text of any resolutions or actions proposed for consideration and if such business includes a proposal to amend the Certificate of Incorporation or these Bylaws, the specific language of the proposed amendment), the reasons for conducting such business at the annual meeting and all other information relating to such business that would be required to be disclosed in a proxy statement or other filing required to be made by such stockholder or any Stockholder Associated Person (as defined in Section 11(e) of this ARTICLE II) in connection with the solicitation of proxies in support of such proposed business by such stockholder or any Stockholder Associated Person pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder,
(B) the name and address of the stockholder proposing such business, as they appear on the Corporation’s books, the residence name and address (if different from the Corporation’s books) of such proposing stockholder, and the name and address of any Stockholder Associated Person covered by clauses (C) through (I) below,
(C) (1) the class and number of shares of stock of the Corporation which are directly or indirectly held of record or beneficially owned by such stockholder or by any Stockholder Associated Person (including any rights to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition) and the date or dates on which such shares were acquired and the investment intent of such acquisition, (2) a description of any Derivative Positions (as defined in Section 11(e) of ARTICLE II) directly or indirectly held or beneficially owned by such stockholder or any Stockholder Associated Person, and (3) whether and to the extent to which a Hedging Transaction (as defined in Section 11(e) of ARTICLE II) has been entered into by or on behalf of such stockholder or any Stockholder Associated Person,
(D) (1) a complete and accurate description of all agreements, arrangements or understandings between such stockholder or any Stockholder Associated Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder and (2) a description of any material interest of such stockholder, any Stockholder Associated Person or such other person or entity in such business proposed by such stockholder, if any,
(E) a representation that such stockholder is a stockholder of record of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, and an acknowledgement that, if such stockholder does not appear to present such proposed business at such meeting, the Corporation need not present such proposed business for a vote at such meeting notwithstanding that proxies in respect of such vote may have been received by the Corporation,
(F) all other information related to such stockholder or any Stockholder Associated Person, or such stockholder’s or any Stockholder Associated Person’s associates, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies or consents (even if a solicitation is not involved) by such stockholder or Stockholder Associated Person in support of the business proposed to be brought before the meeting pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and
(G) a representation as to whether such stockholder or any Stockholder Associated Person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to the holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the proposal or otherwise to solicit proxies from stockholders in support of the proposal (such representation, a “Solicitation Statement”).

(H) In addition, any stockholder who submits a notice pursuant to Section 11(a) of ARTICLE II is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 11(d) of ARTICLE II.
(I) The requirements under Sections 11(b)(iii)(G) through (Y) of this ARTICLE II shall apply to a notice of a business proposal, the stockholder giving the notice of such proposal and any Stockholder Associated Person, mutatis mutandis.
(iv) Notwithstanding anything in these Bylaws to the contrary, no business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and are governed exclusively by Section 11(b) of ARTICLE II) shall be conducted at an annual meeting except in accordance with the procedures set forth in Section 11(a) of ARTICLE II.
(b) Nominations at Annual Meetings of Stockholders.
(i) Only persons who are nominated in accordance and compliance with the procedures set forth in Section 11(b) of ARTICLE II shall be eligible for election to the Board of Directors at an annual meeting of stockholders.
(ii) Nominations of persons for election to the Board of Directors of the Corporation may be made at an annual meeting of stockholders only (A) by or at the direction of the Board of Directors or (B) by any stockholder of the Corporation who (1) was a stockholder of record at the time of giving of notice provided for in Section 11(b) of ARTICLE II and through the time of the meeting, (2) is entitled to vote at the meeting and (3) complies with the notice procedures set forth in Section 11(b) of ARTICLE II. For the avoidance of doubt, clause (B) of this Section 11(b)(ii) of ARTICLE II shall be the exclusive means for a stockholder to make nominations of persons for election to the Board of Directors at an annual meeting of stockholders. Except as otherwise provided by applicable law, the number of nominees a stockholder may nominate for election at a meeting may not exceed the number of directors to be elected at such meeting, and for the avoidance of doubt, no stockholder shall be entitled to make additional or substitute nominations following the expiration of the time periods set forth in this Section 11(b) of ARTICLE II. For nominations to be properly brought by a stockholder at an annual meeting of stockholders, the stockholder must have given timely notice thereof in proper written form as described in Section 11(b)(iii) of ARTICLE II to the Secretary and the stockholder and the Stockholder Associated Person must have acted in accordance with the representations set forth in the Nomination Solicitation Statement required by these Bylaws. To be timely, a stockholder’s notice for the nomination of persons for election to the Board of Directors must be received by the Secretary at the principal executive offices of the Corporation in proper written form not less than ninety (90) days and not more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date, or if no annual meeting was held in the preceding year, such stockholder’s notice must be received not earlier than the one hundred twentieth (120th) day prior to such annual meeting and by the later of (A) the tenth day following the day the Public Announcement of the date of the annual meeting is first made by the Corporation and (B) the date which is ninety (90) days prior to the date of the annual meeting. In no event shall any adjournment, recess, judicial stay, rescheduling, deferral or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notices delivered pursuant to Section 11(b) of ARTICLE II will be deemed received on any given day if received prior to the Close of Business on such day.
(iii) To be in proper written form, a stockholder’s notice to the Secretary shall set forth:
(A) as to each person whom the stockholder proposes to nominate for election or re-election as a director of the Corporation,
(1) the name, age, business address and residence address of the proposed nominee,
(2) the principal occupation or employment of the proposed nominee,
(3) the class or series and number of shares of capital stock of the Corporation which are directly or indirectly owned beneficially or of record by the proposed nominee,
(4) the date such shares were acquired and the investment intent of such acquisition,
(5) a description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings, written or oral, during the past three (3) years, and any other material relationships, between or among such proposed nominee or any of such proposed nominee’s affiliates or associates

(each as defined below), on the one hand, and any stockholder or any Stockholder Associated Person (as defined below), on the other hand, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K as if such stockholder and any Stockholder Associated Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant,
(6) a description of any business or personal interests that could reasonably be expected to place such proposed nominee in a potential conflict of interest with the Corporation or any of its subsidiaries,
(7) all other information relating to such proposed nominee or such proposed nominee’s associates that would be required to be disclosed in a proxy statement or other filings required to be made by such stockholder or any Stockholder Associated Person in connection with the solicitation of proxies or consents for a contested election of directors (even if an election contest or proxy solicitation is not involved), or is otherwise required, pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the Corporation’s proxy statement and accompanying proxy card as a nominee, if applicable, and to serving if elected), and
(8) a statement whether the person, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board of Directors, in accordance with the Corporation’s Corporate Governance Guidelines,
(B) as to the stockholder giving the notice, the name and address of such stockholder, as they appear on the Corporation’s books, the residence name and address (if different from the Corporation’s books) of such proposing stockholder, and the name and address of any Stockholder Associated Person covered by clauses (C) through (Y), below,
(C) (1) the class and number of shares of stock of the Corporation which are directly or indirectly held of record or beneficially owned (specifying the type of ownership) by such stockholder or by any Stockholder Associated Person with respect to the Corporation’s securities (including any rights to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition), the date or dates on which such shares were acquired and the investment intent of such acquisition, (2) a description of any Derivative Positions directly or indirectly held or beneficially held by such stockholder or any Stockholder Associated Person, and (3) whether and the extent to which a Hedging Transaction has been entered into by or on behalf of such stockholder or any Stockholder Associated Person,
(D) a complete and accurate description of all agreements, arrangements or understandings (including financial transactions and direct or indirect compensation), written or oral, between such stockholder or any Stockholder Associated Person and each proposed nominee and any other person or entity (including their names) pursuant to which the nomination(s) are to be made by such stockholder,
(E) a representation that such stockholder is a holder of record of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and an acknowledgment that, if such stockholder does not appear to present such proposed nominees at such meeting, the Corporation need not present such proposed nominees for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation,
(F) all other information relating to such stockholder or any Stockholder Associated Person, or such stockholder’s or any Stockholder Associated Person’s associates, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies or consents for a contested election of directors (even if an election contest or proxy solicitation is not involved), or otherwise required, pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder,
(G) a representation from such stockholder as to whether such stockholder or any Stockholder Associated Person intends or is part of a group which intends to (1) solicit proxies in support of the election of any proposed nominee in accordance with Rule 14a-19 under the Exchange Act, (2) engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the nomination or other business, as applicable, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation or (3) deliver a proxy statement and/or form of proxy to the holders of a sufficient number of the Corporation’s outstanding shares reasonably believed by such stockholder or any Stockholder Associated Person, as the case may be, to elect each proposed nominee or otherwise to solicit proxies or votes from stockholders in support of the nomination (such representation, a “Nomination Solicitation Statement”),

(H) the name of each nominee holder for, and number of, any securities of the Corporation owned beneficially but not of record by such stockholder or any Stockholder Associated Person and any pledge by such stockholder or any Stockholder Associated Person with respect to any of such securities,
(I) a complete and accurate description of all agreements, arrangements or understandings, written or oral, including any Derivative Positions or Hedging Transactions that have been entered into by, or on behalf of, such stockholder or any Stockholder Associated Person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the Corporation, or maintain, increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to securities of the Corporation, whether or not such instrument or right shall be subject to settlement in underlying shares of stock of the Corporation and without regard to whether such agreement, arrangement or understanding is required to be reported on a Schedule 13D, 13F or 13G in accordance with the Exchange Act,
(J) any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder or any Stockholder Associated Person in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Corporation securities where such stockholder or any Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series,
(K) a complete and accurate description of all agreements, arrangements or understandings, written or oral, (1) between or among such stockholder and any of the Stockholder Associated Person or (2) between or among such stockholder or any Stockholder Associated Person and any other person or entity (naming each such person or entity), including (x) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person, directly or indirectly, has a right to vote any security of the Corporation (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A) and (y) any understanding, written or oral, that such stockholder or any Stockholder Associated Person may have reached with any stockholder of the Corporation (including the name of such stockholder) with respect to how such stockholder will vote such stockholder’s shares in the Corporation at any meeting of the Corporation’s stockholders or take other action in support of any proposed nominee or other business, or other action to be taken, by such stockholder or any Stockholder Associated Person,
(L) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation,
(M) any proportionate interest in shares of the Corporation, Derivative Positions or Hedging Transactions held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such stockholder or any Stockholder Associated Person (1) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (2) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity,
(N) any significant equity interests or any Derivative Positions or Hedging Transactions in any principal competitor of the Corporation held by such stockholder or any Stockholder Associated Person,
(O) any direct or indirect interest of such stockholder or any Stockholder Associated Person in any contract or arrangement with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including any employment agreement, collective bargaining agreement or consulting agreement),
(P) a description of any material interest of such stockholder or any Stockholder Associated Person in the proposed nominee,
(Q) a representation that (I) neither such stockholder nor any Stockholder Associated Person has breached any contract or other agreement, arrangement or understanding with the Corporation except as disclosed to the Corporation pursuant hereto and (II) such stockholder and each Stockholder Associated Person has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 11(b),
(R) a complete and accurate description of any performance-related fees (other than asset-based fees) to which such stockholder or any Stockholder Associated Person may be entitled as a result of any increase or decrease in the value of the Corporation’s securities, any Derivative Positions or Hedging Transactions, including any such fees to which members of any Stockholder Associated Person’s immediate family sharing the same household may be entitled,
(S) (1) a description of the investment strategy or objective, if any, of such stockholder or any Stockholder Associated Person who is not an individual and (2) a copy of the prospectus, offering memorandum or similar document and any presentation, document or marketing material provided to third parties (including investors and potential investors) to solicit an investment in the stockholder or any Stockholder Associated Person that contains or describes the stockholder’s or such Stockholder Associated Person’s performance, personnel or investment thesis or plans or proposals with respect to the Corporation,
(T) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such stockholder or any Stockholder Associated Person, or such stockholder’s or any Stockholder Associated Person’s associates (regardless of whether such person or entity is actually required to file a Schedule 13D), including a description of any agreement that would be required to be disclosed by such stockholder, any Stockholder Associated Person or any of their respective associates pursuant to Item 5 or Item 6 of Schedule 13D,
(U) a certification that such stockholder and each Stockholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with such stockholder’s or Stockholder Associated Person’s acquisition of shares of stock or other securities of the Corporation and such stockholder’s or Stockholder Associated Person’s acts or omissions as a stockholder of the Corporation, if such stockholder or Stockholder Associated Person is or has been a stockholder of the Corporation,
(V) a complete and accurate description of any pending or, to such stockholder’s knowledge, threatened legal proceeding in which such stockholder or any Stockholder Associated Person is a party or participant involving the Corporation or, to such stockholder’s knowledge, any current or former officer, director, affiliate or associate of the Corporation,
(W) identification of the names and addresses of other stockholders (including beneficial owners) known by such stockholder to support, including to have provided financial support, for the nomination(s) or other business proposal(s) submitted by such stockholder and, to the extent known, the class and number of all shares of the Corporation’s stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s), and
(X) (1) if the stockholder (or the beneficial owner(s) on whose behalf such stockholder is submitting a notice to the Corporation) is not a natural person, the identity of each natural person associated with such stockholder (or beneficial owner(s)) responsible for the formulation of and decision to propose the business or nomination to be brought before the meeting (such person or persons, the “Responsible Person”), the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such stockholder (or beneficial owner(s)), the qualifications and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the capital stock of the Corporation and that reasonably could have influenced the decision of such stockholder (or beneficial owner(s)) to propose such business or nomination to be brought before the meeting and (2) if the stockholder or any Stockholder Associated Person (or the beneficial owner(s) on whose behalf such stockholder is submitting a notice to the Corporation) is a natural person, the qualifications and background of such natural person and any material interests or relationships of such natural person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the capital stock of the Corporation and that reasonably could have influenced the decision of such stockholder (or beneficial owner(s)) to propose such business or nomination to be brought before the meeting.
(Y) (1) In addition, any stockholder who submits a notice pursuant to this Section 11(b) of ARTICLE II is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 11(d) of this ARTICLE II and shall comply with Section 11(f) of this ARTICLE II.
(2) The Corporation may require any stockholder who submits a notice pursuant to this Section 11 of ARTICLE II to furnish such other information as the Corporation may reasonably require to determine the eligibility or suitability of a proposed nominee to serve as a director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee, under the listing standards of each securities exchange upon which the Corporation’s securities are listed, any applicable rules of the Securities and Exchange Commission (“SEC”), any publicly disclosed standards used by the Board of

Directors in selecting nominees for election as a director and for determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board of Directors, or the requirements of any other laws or regulations applicable to the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided by a stockholder within ten (10) days after it has been requested by the Corporation.
(3) If any information submitted pursuant to this Section 11(b) by any stockholder nominating individuals for election or reelection as a director or proposing business for consideration at a stockholder meeting shall be inaccurate in any material respect (as determined by the Board of Directors or a committee thereof), such information shall be deemed not to have been provided in accordance with this Section 11(b). Any such stockholder shall notify the Secretary in writing at the principal executive offices of the Corporation of any inaccuracy or change in any information submitted pursuant to this Section 11(b) (including if any stockholder or any Stockholder Associated Person no longer intends to solicit proxies in accordance with the representations made pursuant to Section 11(b)(iii)(G)) within two (2) business days after becoming aware of such inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such stockholder. Upon written request of the Secretary on behalf of the Board of Directors (or a duly authorized committee thereof), any such stockholder shall provide, within seven (7) business days after delivery of such request (or such other period as may be specified in such request), (I) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by such stockholder pursuant to this Section 11(b) and (II) a written affirmation of any information submitted by such stockholder pursuant to this Section 11(b) as of an earlier date. If a stockholder fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 11(b).
(4) If (I) any stockholder or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any proposed nominee and (II) such stockholder or Stockholder Associated Person subsequently (x) notifies the Corporation that such stockholder or Stockholder Associated Person no longer intends to solicit proxies in support of the election or reelection of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act or (y) then fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act, then the Corporation shall disregard any proxies solicited for such proposed nominee (subject to applicable law). Upon request by the Corporation, if any stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder shall deliver to the Secretary, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.
(5) Any written notice, supplement, update or other information required to be delivered by a stockholder to the Corporation pursuant to this Section 11(b) must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary at the Corporation’s principal executive offices; provided, however, that the disclosures in the subclauses (A) through (Y) in this Section 11(b)(iii) of ARTICLE II shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a stockholder giving notice solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.
(iv) Notwithstanding anything in Section 11(b)(ii) of ARTICLE II to the contrary, if the number of directors to be elected to the Board of Directors is increased and there is no Public Announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 10 days prior to the last day a stockholder may deliver a notice of nomination in accordance with Section 11(b)(ii), a stockholder’s notice required by Section 11(b)(ii) of ARTICLE II shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the Close of Business on the tenth day following the day on which such Public Announcement is first made by the Corporation.
(c) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting. Only persons who are nominated in accordance and compliance with the procedures set forth in this Section 11(c) of ARTICLE II shall be eligible for election to the Board of Directors at a special meeting of stockholders at which directors are to be elected. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the notice of meeting only (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors are to be elected at such special meeting, by any stockholder of the Corporation who (A) was a stockholder of record at the time of giving of notice provided for in this Section 11(c) of ARTICLE II and through the time of the special meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures provided for in this Section 11(c) of ARTICLE II. For the avoidance of doubt, the foregoing clause (ii) of this Section 11(c) of ARTICLE II shall be the exclusive means for a stockholder to propose nominations of persons for election to the Board of Directors at a special meeting of stockholders at which directors are to be elected. For nominations to be properly brought by a stockholder at a special meeting of stockholders, the stockholder must have given timely notice thereof in proper written form as described in this Section 11(c) of ARTICLE II to the Secretary. To be timely, a stockholder’s notice for the nomination of persons for election to the Board of Directors must be received by the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the Close of Business on the later of the 90th day prior to such special meeting or the tenth day following the day on which a Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment, recess, judicial stay, rescheduling, deferral or postponement of a special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notices delivered pursuant to Section 11(c) of ARTICLE II will be deemed received on any given day if received prior to the Close of Business on such day. To be in proper written form, such stockholder’s notice shall set forth all of the information required by, and otherwise be in compliance with, Section 11(b)(iii) of ARTICLE II. In addition, any stockholder who submits a notice pursuant to this Section 11(c) of ARTICLE II is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 11(d) of ARTICLE II and shall comply with Section 11(f) of ARTICLE II.
(d) Update and Supplement of Stockholder’s Notice. Any stockholder who submits a notice of proposal for business or nomination for election pursuant to Section 11 of ARTICLE II is required to update and supplement the information disclosed in such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct (A) as of the record date for determining the stockholders entitled to notice of the meeting of stockholders and (B) as of the date that is ten (10) business days prior to such meeting of the stockholders or any adjournment, rescheduling or postponement thereof, and such update and supplement shall (i) be received by the Secretary at the principal executive offices of the Corporation (x) not later than the Close of Business on the fifth (5th) business day after the record date for determining the stockholders entitled to receive notice of such meeting (in the case of an update and supplement required to be made as of the record date, under clause (A)), and (y) not later than the Close of Business on the eighth (8th) business day prior to the date for the meeting of stockholders or any adjournment, rescheduling or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned, rescheduled or postponed) (in the case of an update and supplement required to be made as of ten (10) business days prior to the meeting of stockholders or any adjournment or postponement thereof pursuant to clause (B)), (ii) be made only to the extent that information has changed since such stockholder’s prior submission and (iii) clearly identify the information that has changed since such stockholder’s prior submission. For the avoidance of doubt, any information provided pursuant to this Section 11(d) of ARTICLE II shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Section 11 of ARTICLE II and shall not extend the time period for the delivery of notice pursuant to this Section 11 of ARTICLE II. If a stockholder fails to provide such written update within such period, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 11 of ARTICLE II.
(e) Definitions. For purposes of Section 11 of ARTICLE II, the term:
(i) “Affiliate” and “Associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act;
(ii) “Beneficial owner” and “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act;
(iii) “Close of Business” shall mean 5:00 p.m. Eastern Time on any calendar day, whether or not the day is a business day, and if an applicable deadline falls on the Close of Business on a day that is not a business day, then the applicable deadline shall be deemed to be the Close of Business on the immediately preceding business day;
(iv) “Derivative Positions” means, with respect to a stockholder or any Stockholder Associated Person, any derivative positions including, without limitation, any short position, profits interest, forward, future, swap, option, warrant, convertible security, stock appreciation right or similar right, repurchase agreement or arrangement, borrowed or loaned share and so-called “stock borrowing” agreement or arrangement or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise and any performance-related fees (other than an asset-based fee) to which such stockholder or any Stockholder Associated Person is entitled to based, directly or indirectly, on any increase or decrease in the value of shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the Corporation, or maintain, increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to securities of the Corporation, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation and without regard to whether such agreement, arrangement or understanding is required to be reported on a Schedule 13D, 13F or 13G in accordance with the Exchange Act;
(v) “Hedging Transaction” means, with respect to a stockholder or any Stockholder Associated Person, any hedging or other transaction (such as borrowed or loaned shares) or series of transactions, or any other agreement, arrangement or understanding, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the Corporation, or maintain, increase or decrease the voting power or economic or pecuniary interest of such stockholder or any Stockholder Associated Person with respect to the Corporation’s securities, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation and without regard to whether such agreement, arrangement or understanding is required to be reported on a Schedule 13D, 13F or 13G in accordance with the Exchange Act;
(vi) “Public Announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable news service or in a document publicly filed by the Corporation with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act; and
(vii) “Stockholder Associated Person” shall mean, with respect to any stockholder giving notice and if different from such stockholder giving notice, any beneficial owner of shares of stock of the Corporation on whose behalf such stockholder is providing notice of any nomination or other business proposed, (A) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder or any other Stockholder Associated Person (other than a stockholder that is a depositary), (C) any person directly or indirectly controlling, controlled by or under common control with such stockholder giving notice or beneficial owner(s), (D) any member of the immediate family of such stockholder giving notice or beneficial owner(s) sharing the same household, (E) any person or entity who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act (or any successor provision at law)) with, or is otherwise known by such stockholder or other Stockholder Associated Person to be acting in concert with, such stockholder, such beneficial owner(s) or any other Stockholder Associated Person with respect to the stock of the Corporation, (F) any affiliate or associate of such stockholder, such beneficial owner(s) or any other Stockholder Associated Person, (G) if such stockholder or any such beneficial owner is not a natural person, any Responsible Person, (H) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder, such beneficial owner(s) or any other Stockholder Associated Person with respect to any proposed business or nominations, as applicable and (I) any proposed nominee.
(f) Submission of Questionnaire, Representation and Agreement. To be qualified to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in the case of a person nominated by a stockholder in accordance with Sections 11(b) or 11(c) of this ARTICLE II, in accordance with the time periods prescribed for delivery of notice under such sections) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request of a stockholder of record identified by name prior to submitting notice and which the Secretary shall provide to such stockholder within ten (10) days after receiving such request) and a written representation and agreement (in the form provided by the Secretary upon written request of a stockholder of record identified by name prior to submitting notice and which the Secretary shall provide to such stockholder within ten (10) days after receiving such request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein,(iii) would be in compliance, and if elected as a director of the Corporation will comply with all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Certificate of Incorporation, these Bylaws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and guidelines of the Corporation, (iv) consents to being named as a nominee in the Corporation’s proxy statement and form of proxy for the meeting, (v) intends to serve a full term as a director of the Corporation, if elected, and (vi) will provide facts, statements and other information in all communications with the Corporation and the Board of Directors that are or will be true and correct in all material respects and that do not and will not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading. The Corporation may also require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve either as a director of the Corporation or as an independent director of the Corporation under applicable SEC and stock exchange rules and the Corporation’s publicly disclosed Corporate Governance Guidelines, or that could be material to a reasonable stockholder’s understanding of the qualifications and/or independence, or lack thereof, of such nominee, as determined in the Board of Directors’ sole discretion.
(g) Authority of Chairman; General Provisions. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether any nomination or other business proposed to be brought before the meeting was made or brought in accordance with the procedures set forth in these Bylaws and, if any nomination or other business is not made or brought in compliance with these Bylaws, to declare that such nomination or proposal of other business be disregarded and not acted upon and no vote shall be taken with respect to such nomination or proposed business, in each case, notwithstanding that proxies with respect to such vote may have been received by the Corporation. Notwithstanding the foregoing provisions of this Section 11 of ARTICLE II, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 11 of ARTICLE II, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
(h) Compliance with Exchange Act. Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to any nomination or other business to be considered pursuant to Section 11 of ARTICLE II.
(i) Effect on Other Rights. Nothing in these Bylaws shall be deemed to affect any rights of the stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
Section 12. Fixing a Record Date for Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, except as otherwise required by law, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the Close of Business on the next day preceding the day on which notice is first given, or, if notice is waived, at the Close of Business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 12 at the adjourned meeting.

Section 13. Conduct of Meetings.
(a) Generally. Meetings of stockholders shall be presided over by a chairman designated by the Board of Directors, or in his or her absence the Chairman of the Board, if any, or in the Chairman’s absence or disability by the Chief Executive Officer, or in the Chief Executive Officer’s absence or disability, by the President, or in the President’s absence or disability, by a Vice President. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence or disability the chairman of the meeting may appoint any person to act as secretary of the meeting.
(b) Rules, Regulations and Procedures. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate including, without limitation, such rules, guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants; (vi) removal of any stockholder or any other individual who refuses to comply with meeting rules, regulations or procedures; (vii) the conclusion, recess or adjournment of the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting; (viii) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (ix) rules, regulations or procedures for compliance with any state or local laws; and (x) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The chairman of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted. The chairman shall have the power to adjourn the meeting to another place, if any, date and time.
(c) Inspectors of Elections. The Corporation may, and to the extent required by law shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law. Every vote taken by ballots shall be counted by a duly appointed inspector or duly appointed inspectors.
ARTICLE III
DIRECTORS
Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to such powers as are herein and in the Certificate of Incorporation expressly conferred upon it, the Board of Directors shall have and may exercise all the powers of the Corporation, subject to the provisions of the laws of the State of Delaware, the Certificate of Incorporation and these Bylaws.
Section 2. Annual Meetings. The annual meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of stockholders.
Section 3. Regular Meetings and Special Meetings. Regular meetings, other than the annual meeting, of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the Board of Directors and publicized among all directors. Special meetings of the

Board of Directors may be called by the Chairman of the Board, if any, or upon the written request of at least a majority of the Whole Board. For purposes of the Bylaws, “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.
Section 4. Notice of Meetings. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by law or these Bylaws. Notice of each special meeting of the Board of Directors, and of each regular and annual meeting of the Board of Directors for which notice shall be required, shall be given by the Secretary as hereinafter provided in this Section 4, in which notice shall be stated the time and place of the meeting. Notice of any special meeting, and of any regular or annual meeting for which notice is required, shall be given to each director at least (a) twenty-four (24) hours before the meeting if by telephone or by being personally delivered or sent by telex, telecopy, email or similar means or (b) five (5) days before the meeting if delivered by mail to the director's residence or usual place of business. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid, or when transmitted if sent by telex, telecopy, email or similar means. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Any director may waive notice of any meeting by a writing signed by the director or by electronic transmission entitled to the notice and filed with the minutes or corporate records.
Section 5. Waiver of Notice and Presumption of Assent. Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
Section 6. Chairman of the Board, Quorum, Required Vote and Adjournment. The Board of Directors may elect, by the affirmative vote of a majority of the Whole Board, a Chairman of the Board. The Chairman of the Board may be a director or an officer of the Corporation. Subject to the provisions of these Bylaws and the direction of the Board of Directors, he or she shall perform all duties and have all powers which are commonly incident to the position of Chairman of the Board or which are delegated to him or her by the Board of Directors who shall preside at all meetings of the stockholders and Board of Directors at which he or she is present and shall have such powers and perform such duties as the Board of Directors may from time to time prescribe. If the Chairman of the Board is not present at a meeting of the stockholders or the Board of Directors, the Chief Executive Officer (if the Chief Executive Officer is a director and is not also the Chairman of the Board) shall preside at such meeting, and, if the Chief Executive Officer is not present at such meeting, a majority of the directors present at such meeting shall elect one of the directors present at the meeting to so preside. A majority of the Whole Board shall constitute a quorum for the transaction of business. Unless by express provision of an applicable law, the Certificate of Incorporation or these Bylaws a different vote is required, the vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may, to the fullest extent permitted by law, adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 7. Committees. The Board of Directors (i) may, by resolution passed by a majority of the Whole Board, designate one or more committees, including an executive committee, consisting of one or more of the directors of the Corporation, and (ii) shall during such period of time as any securities of the Corporation are listed on any exchange, by resolution passed by a majority of the Whole Board, designate all committees required by the rules and regulations of such exchange. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except to the extent restricted by applicable law or the Certificate of Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors. Each such committee shall serve at the pleasure of the Board of Directors as may be determined from time to time by resolution adopted by the Board of Directors or as required by the rules and regulations of such exchange, if applicable. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request.
Section 8. Committee Rules. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. Unless otherwise provided in such a resolution, in the event that a member and that member’s alternate, if alternates are designated by the Board of Directors, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.
Section 9. Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 10. Compensation. The Board of Directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity, including participation on any committees.
Section 11. Reliance on Books and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of such person’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
Section 12. Telephonic and Other Meetings. Unless restricted by the Certificate of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.
ARTICLE IV
OFFICERS
Section 1. Number. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Chief Financial Officer and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. Any number of offices may be held by the same person. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable.
Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as is convenient. The Chairman of the Board, if any, shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders or as soon thereafter as is convenient. Vacancies may be filled or new offices created and filled by the Board of Directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.
Section 3. Removal. Any officer or agent elected by the Board of Directors may be removed by the Board of Directors at its discretion, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
Section 4. Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors.
Section 5. Compensation. Compensation of all executive officers shall be approved by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation.
Section 6. Chief Executive Officer. The Chief Executive Officer shall have the powers and perform the duties incident to that position. The Chief Executive Officer shall, in the absence of the Chairman of the Board, or if a Chairman of the Board shall not have been elected, preside at each meeting of (a) the Board of Directors if the Chief Executive Officer is a director or (b) stockholders. Subject to the powers of the Board of Directors and the Chairman of the Board, the Chief Executive Officer shall be in general and active charge of the entire business and affairs of the Corporation, and shall be its chief policy making officer. The Chief Executive Officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or provided in these Bylaws. The Chief Executive Officer is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. Whenever the President is unable to serve, by reason of sickness, absence or otherwise, the Chief Executive Officer shall perform all the duties and responsibilities and exercise all the powers of the President.
Section 7. The President. The President of the Corporation shall, subject to the powers of the Board of Directors, the Chairman of the Board and the Chief Executive Officer, have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees. The President shall see that all orders and resolutions of the Board of Directors are carried into effect. The President is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The President shall have such other powers and perform such other duties as may be prescribed by the Chairman of the Board, the Chief Executive Officer, the Board of Directors or as may be provided in these Bylaws.
Section 8. Vice Presidents. The Vice President, or if there shall be more than one, the Vice Presidents, in the order determined by the Board of Directors or the Chairman of the Board, shall, in the absence or disability of the President, act with all of the powers and be subject to all the restrictions of the President. The Vice Presidents shall also perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or these Bylaws may, from time to time, prescribe. The Vice Presidents may also be designated as Executive Vice Presidents or Senior Vice Presidents, as the Board of Directors may from time to time prescribe.
Section 9. The Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors (other than executive sessions thereof) and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose or shall ensure that his or her designee attends each such meeting to act in such capacity. Under the Board of Directors’ supervision, the Secretary shall give, or cause to be given, all notices required to be given by these Bylaws or by law; shall have such powers and perform such duties as the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or these Bylaws may, from time to time, prescribe; and shall have custody of the corporate seal of the Corporation. The Secretary, or an Assistant Secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Assistant Secretary, or if there be more than one, any of the assistant secretaries, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, or Secretary may, from time to time, prescribe.
Section 10. The Chief Financial Officer. The Chief Financial Officer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation as shall be necessary or desirable in accordance with applicable law or generally accepted accounting principles; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the Chairman of the Board or the Board of Directors; shall receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the Corporation; shall have such powers and perform such duties as the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or these Bylaws may, from time to time, prescribe.
Section 11. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.
Section 12. Officers’ Bonds or Other Security. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety as the Board of Directors may require.
Section 13. Delegation of Authority. The Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE V
CERTIFICATES OF STOCK
Section 1. Form. The shares of stock of the Corporation shall be represented by certificates provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of its stock shall be uncertificated shares. If shares are represented by certificates, the certificates shall be in such form as required by applicable law and as determined by the Board of Directors. Each certificate shall certify the number of shares owned by such holder in the Corporation and shall be signed by, or in the name of the Corporation by the Chairman of the Board, or the President or the Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation designated by the Board of Directors. Any or all signatures on the certificate may be a facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been issued by the Corporation, such certificate or certificates may nevertheless be issued as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The Board of Directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the Corporation. The Corporation, or its designated transfer agent or other agent, shall keep a book or set of books to be known as the stock transfer books of the Corporation, containing the name of each holder of record, together with such holder's address and the number and class or series of shares held by such holder and the date of issue. When shares are represented by certificates, the Corporation shall issue and deliver to each holder to whom such shares have been issued or transferred, certificates representing the shares owned by such holder, and shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation or its designated transfer agent or other agent of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates and record the transaction on its books. When shares are not represented by certificates, shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, with such evidence of the authenticity of such transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps, and within a reasonable time after the issuance or transfer of such shares, the Corporation shall send the holder to whom such shares have been issued or transferred a written statement of the information required by applicable law. Unless otherwise provided by applicable law, the Certificate of Incorporation, Bylaws or any other instrument the rights and obligations of shareholders are identical, whether or not their shares are represented by certificates.
Section 2. Lost Certificates. The Corporation may issue or direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond in such sum as it may direct, sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
Section 3. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
Section 4. Fixing a Record Date for Purposes Other Than Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action (other than stockholder meetings which is expressly governed by Section 12 of ARTICLE II hereof), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the Close of Business on the day on which the Board of Directors adopts the resolution relating thereto.
ARTICLE VI
GENERAL PROVISIONS
Section 1. Dividends. Subject to the provisions of statutes and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors, in accordance with applicable law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of applicable law and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors may think conducive to the interests of the Corporation. The Board of Directors may modify or abolish any such reserves in the manner in which they were created.
Section 2. Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.
Section 3. Contracts. In addition to the powers otherwise granted to officers pursuant to ARTICLE IV hereof, the Board of Directors may authorize any officer or officers, or any agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.
Section 4. Loans. Subject to compliance with applicable law (including Section 13(k) of the Exchange Act), the Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer or employee who is a director of the Corporation or its subsidiaries, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.
Section 5. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
Section 6. Corporate Seal. The Board of Directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Notwithstanding the foregoing, no seal shall be required by virtue of this Section.
Section 7. Voting Securities Owned By Corporation. Voting securities in any other Corporation held by the Corporation shall be voted by the Chairman of the Board, Chief Executive Officer, the President or the Chief Financial Officer, unless the Board of Directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.
Section 8. Inspection of Books and Records. The Board of Directors shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors.
Section 9. Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.
Section 10. Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.
ARTICLE VII
INDEMNIFICATION
Section 1. Right to Indemnification and Advancement. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in this Section 1 of this ARTICLE VII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 1 of this ARTICLE VII shall be a contract right. In addition to the right to indemnification conferred herein, an indemnitee shall also have the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (an “advance of expenses”); provided, however, that if and to the extent that the DGCL requires, an advance of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any capacity in which service was or is rendered by such indemnitee, including without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 1 or otherwise. The Corporation may also, by action of its Board of Directors, provide indemnification and advancement to employees and agents of the Corporation.
Section 2. Procedure for Indemnification. Any indemnification of a director or officer of the Corporation or advance of expenses (including attorneys’ fees, costs and charges) under this Section 2 of this ARTICLE VII shall be made promptly, and in any event within forty‑five days (or, in the case of an advance of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by Section 1 of this ARTICLE VII if required), upon the written request of the director or officer. If the Corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty‑five days (or, in the case of an advance of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by Section 1 of this ARTICLE VII if required), the right to indemnification or advances as granted by this ARTICLE VII shall be enforceable by the director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to Section 1 of this ARTICLE VII, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation to the fullest extent permitted by law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 3. Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the DGCL.
Section 4. Service for Subsidiaries. Any person serving as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture or other enterprise, at least 50% of whose equity interests are owned by the Corporation (a “subsidiary” for this ARTICLE VII) shall be conclusively presumed to be serving in such capacity at the request of the Corporation.
Section 5. Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this ARTICLE VII in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this ARTICLE VII shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof. Any amendment, alteration or repeal of this ARTICLE VII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.
Section 6. Non-Exclusivity of Rights. The rights to indemnification and to the advance of expenses conferred in this ARTICLE VII shall not be exclusive of any other right which any person may have or hereafter acquire under the Certificate of Incorporation or under any statute, by‑law, agreement, vote of stockholders or disinterested directors or otherwise.
Section 7. Merger or Consolidation. For purposes of this ARTICLE VII, references to the “Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this ARTICLE VII with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent Corporation if its separate existence had continued.
Section 8. Savings Clause. If this ARTICLE VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and advance expenses to each person entitled to indemnification under Section 1 as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification and advancement of expenses is available to such person pursuant to this ARTICLE VII to the fullest extent permitted by any applicable portion of this ARTICLE VII that shall not have been invalidated and to the fullest extent permitted by applicable law.
ARTICLE VIII
AMENDMENTS
These Bylaws may be amended, altered, changed or repealed or new Bylaws adopted only in accordance with Article Seven of the Certificate of Incorporation.